Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces
Fiscal 2020 Fourth Quarter and Year-End Results
Company Provides Fiscal 2021 Outlook
DOTHAN, AL, December 11, 2020 – Construction Partners, Inc. (NASDAQ: ROAD) (the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today reported financial and operating results for its fourth quarter and fiscal year ended September 30, 2020.
Key Metrics: Fiscal Year 2020 Compared to Fiscal Year 2019
–Revenue was $785.7 million, up 0.3%
–Gross profit was $122.2 million, up 3.6%
–Net income was $40.3 million, down 6.5%
–Adjusted EBITDA(1) was $98.4 million, up 6.6%
–Adjusted EBITDA margin(1) was 12.5%, up 70 bps
Project backlog at September 30, 2020 was $608.1 million, compared to $531.6 million at September 30, 2019.
Charles E. Owens, the Company’s President and Chief Executive Officer, said, “We are pleased with our strong profitability in fiscal 2020. Our successful year was primarily driven by our disciplined approach to productivity at the project level and bidding processes, effective utilization of crews and equipment, vertical integration synergies and lower fuel costs. While 2020 presented economic and business challenges, primarily stemming from the global pandemic, I am extremely proud of our employees and the organization’s resiliency.
Owens continued, “Heading into fiscal year 2021, our organization is well-positioned for continued growth. We see strength in the state funding programs across our geographic footprint, where the demand for road repair and maintenance are ongoing. We also have expanded with the acquisition of 13 hot-mix asphalt plants in the past 10 months, and we now operate 46 hot-mix asphalt plants, representing distinct markets across our five southeastern states. Based on this increased hot-mix asphalt plant coverage, sustained state funding programs, CPI’s backlog and near-term visibility of the business, we are initiating our fiscal 2021 outlook indicating strong growth in the coming year.”
Fiscal Year 2021 Outlook
The Company announced its outlook for fiscal year 2021 with regard to revenue, net income and Adjusted EBITDA, as follows:
–Revenue of $950 million to $1.0 billion
–Net income of $42.0 million to $46.5 million
–Adjusted EBITDA (1) of $109.0 million to $118.0 million
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “Our management team and leaders across the company did an outstanding job of navigating through this incredibly difficult year. They remained focused on our strategy of profitable growth and effectively implemented new safety protocols as they managed disruptions from COVID-19. In addition, recent acquisitions demonstrate the Company’s position as a premier consolidator in a highly fragmented industry. We remain
(1) Adjusted EBITDA and Adjusted EBITDA margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

confident about organic and acquisitive growth opportunities as the team continues to execute on short- and longer-term strategies.”
Conference Call
The Company will conduct a conference call today at 9:00 a.m. Central Time to discuss financial and operating results for the quarter and fiscal year ended September 30, 2020. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through December 18, 2020 by calling (201) 612-7415 and using passcode 13712186#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 46 hot-mix asphalt plants, nine aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; risks from the COVID-19 pandemic, and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contacts:

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow –

Construction Partners, Inc.
Consolidated Statements of Income
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Fiscal Year Ended September 30,
	2020	2019	2020	2019
Revenues	$224,645	$237,317	$785,679	$783,238
Cost of revenues	183,653	198,385	663,467	665,285
Gross profit	40,992	38,932	122,212	117,953
General and administrative expenses	(17,811)	(17,554)	(68,597)	(62,724)
Gain on sale of equipment, net	482	824	1,616	1,909
Operating income	23,663	22,202	55,231	57,138
Interest expense, net	(423)	(352)	(3,113)	(1,861)
Other income	379	120	336	416
Income before provision for income taxes and earnings from investment in joint venture	23,619	21,970	52,454	55,693
Provision for income taxes	6,138	5,829	12,760	13,909
Earnings from investment in joint venture	71	412	603	1,337
Net income	$17,552	$16,553	$40,297	$43,121

Net income per share attributable to common stockholders:
Basic	$0.34	$0.32	$0.78	$0.84
Diluted	$0.34	$0.32	$0.78	$0.84

Weighted average number of common shares outstanding:
Basic	51,489,211	51,440,564	51,489,211	51,421,159
Diluted	51,673,510	51,457,906	51,636,934	51,427,220

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$148,316	$80,619
Contracts receivable including retainage, net	131,770	139,882
Costs and estimated earnings in excess of billings on uncompleted contracts	7,873	12,030
Inventories	38,561	34,291
Prepaid expenses and other current assets	5,041	13,144
Total current assets	331,561	279,966
Property, plant and equipment, net	237,230	205,870
Operating lease right-of-use assets	7,383	—
Goodwill	46,348	38,546
Intangible assets, net	3,224	3,434
Investment in joint venture	198	496
Other assets	1,784	2,284
Deferred income taxes, net	386	1,173
Total assets	$628,114	$531,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$64,732	$70,442
Billings in excess of costs and estimated earnings on uncompleted contracts	33,704	31,115
Current portion of operating lease liabilities	2,046	—
Current maturities of long-term debt	13,000	7,538
Accrued expenses and other current liabilities	22,347	19,078
Total current liabilities	135,829	128,173
Long-term liabilities:
Long-term debt, net of current maturities	79,053	42,458
Operating lease liabilities, net of current portion	5,554	—
Deferred income taxes, net	14,003	11,480
Other long-term liabilities	8,480	6,108
Total long-term liabilities	107,090	60,046
Total liabilities	242,919	188,219

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized at September 30, 2020 and September 30, 2019 and no shares issued and outstanding	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 33,875,884 shares issued and outstanding at September 30, 2020, and 32,597,736 shares issued and outstanding at September 30, 2019	34	33
Class B common stock, par value $0.001; 100,000,000 shares authorized, 20,828,813 shares issued and 17,905,861 shares outstanding at September 30, 2020, and 22,106,961 shares issued and 19,184,009 shares outstanding at September 30, 2019	21	22
Additional paid-in capital	245,022	243,452
Treasury stock, at cost, 2,922,952 shares of Class B common stock, par value $0.001	(15,603)	(15,603)
Retained earnings	155,721	115,646
Total stockholders’ equity	385,195	343,550
Total liabilities and stockholders’ equity	$628,114	$531,769

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Fiscal Year Ended
	September 30,
	2020	2019
Cash flows from operating activities:
Net income	$40,297	$43,121
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization of long-lived assets	39,301	31,231
Amortization of deferred debt issuance costs	170	109
Loss on derivative instruments	1,900	565
Provision for bad debt	705	995
Gain on sale of equipment	(1,616)	(1,909)
Equity-based compensation expense	1,570	957
Earnings from investment in joint venture	(603)	(1,337)
Distribution of earnings from investment in joint venture	540	—
Deferred income taxes	3,310	2,997
Other non-cash adjustments	(5)	—
Changes in operating assets and liabilities:
Contracts receivable including retainage, net	7,407	(20,586)
Costs and estimated earnings in excess of billings on uncompleted contracts	4,157	(2,696)
Inventories	(1,183)	(8,826)
Prepaid expenses and other current assets	8,103	993
Other assets	500	7,986
Accounts payable	(5,710)	6,932
Billings in excess of costs and estimated earnings on uncompleted contracts	2,589	(7,623)
Accrued expenses and other current liabilities	3,086	2,117
Other long-term liabilities	655	248
Net cash provided by operating activities, net of acquisitions	105,173	55,274
Cash flows from investing activities:
Purchases of property, plant and equipment	(52,574)	(42,479)
Acquisition of liquid asphalt terminal assets	—	(10,848)
Proceeds from sale of equipment	3,041	4,456
Business acquisitions, net of cash acquired	(30,191)	(13,854)
Distributions received from investment in joint venture	361	2,500
Net cash used in investing activities	(79,363)	(60,225)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of debt issuance costs and discount	72,299	—
Principal payments of long-term debt	(30,412)	(13,001)
Payment of treasury stock purchase obligation	—	(569)
Proceeds from sale of stock	—	3
Net cash provided by (used in) financing activities	41,887	(13,567)
Net change in cash and cash equivalents	67,697	(18,518)
Cash and cash equivalents:
Beginning of period	80,619	99,137
End of period	$148,316	$80,619
Supplemental cash flow information:
Cash paid for interest	$2,041	$2,639
Cash paid for income taxes	$9,905	$9,119
Cash paid for operating lease liabilities	$3,228	$—
Non-cash items:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$1,516	$—
Property, plant and equipment financed with accounts payable	$2,761	$904

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion and amortization of long-lived assets, (iv) equity-based compensation expense, (v) loss on extinguishment of debt and (vi) certain management fees and expenses, and excludes income recognized in connection with a legal settlement between certain of the Company’s subsidiaries and a third party that did not directly relate to the Company’s business and that the Company does not expect to reoccur. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as key performance indicators, and we believe they are measures frequently used by securities analysts, investors and other parties to evaluate companies in our industry. These measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.

Our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA, and the calculation of Adjusted EBITDA Margin for each of the periods presented:
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year Ended September 30, 2020 and 2019
(in thousands, except percentages)

	For the Fiscal Year Ended September 30,
	2020	2019
Net income	$40,297	$43,121
Interest expense, net	3,113	1,861
Provision for income taxes	12,760	13,909
Depreciation, depletion and amortization of long-lived assets	39,301	31,231
Equity-based compensation expense	1,570	957
Management fees and expenses (1)	1,403	1,252
Adjusted EBITDA	$98,444	$92,331
Revenues	$785,679	$783,238
Adjusted EBITDA Margin	12.5%	11.8%
(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2021 Outlook
(in thousands)

	For the Fiscal Year Ending September 30, 2021
	Low	High
Net income	$42,000	$46,500
Interest expense, net	2,500	2,700
Provision for income taxes	14,000	15,600
Depreciation, depletion and amortization of long-lived assets	47,600	50,200
Equity-based compensation expense	1,570	1,600
Management fees and expenses (1)	1,330	1,400
Adjusted EBITDA	$109,000	$118,000

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.